TRUST ACCOUNT AGREEMENT
FOR THE
STOCK PURCHASE AGREEMENT OF SEPTEMBER 7, 2007

This Trust Account Agreement (the "Agreement") for the sale of the common stock of ASG Securities, Inc., a Florida corporation and a FINRA licensed member firm ("ASG"), and other payments or transfers of securities pursuant to the Stock Purchase Agreement of September 7, 2007, inclusive of its Exhibits, Schedules, Amendments and Addendums (the "SPA"), is made and entered into as of this 12th day of September, 2007, by and among Omega Commercial Finance Corporation, a WY ~~Florida~~ corporation, ("Omega"), William Slivka ("Slivka") (Slivka and Omega are both referred to herein as "Financially Responsible Persons"), (collectively, the "Buyer"), the Werner Trust (the "Seller"), ASG, and SearchPro Corporation, a Florida corporation (the "Disbursement Agent"). This Agreement is intended to fulfill specific requirements of the transactions defined by the SPA, and is an Exhibit (Exhibit 3.2) to the SPA.

THIS AGREEMENT IS NOT EFFECTIVE UNTIL RECEIPT OF FUNDS AND SECURITES DEPOSIT BY DISBURSEMENT AGENT

DEFINITIONS:

BUYER **shall have the meaning as defined in the SPA.**

TRUST ACCOUNT EFFECTIVE DATE **shall mean the date upon which the Buyer and Seller deposit funds and securities in the Client Trust Account of the Disbursement Agent.**

FINRA **shall mean the Financial Industry Regulatory Authority (the successor to the National Association of Securities Dealers, or "NASD").**

PARTIES **shall mean Buyer, Seller and ASG.**

PARTY **shall mean any one of the Parties.**

SELLER **shall have the meaning as defined in the SPA.**

SEC **shall mean the Securities and Exchange Commission of the United States Government.**

WHEREAS, the Buyer, the Seller, and ASG desire to establish a client trust account and ongoing services associated with this account (the "Client Trust Account" or "CTA") as required by the SPA; and,

WHEREAS, the Buyer, the Seller, and ASG agree to be bound by the terms of this Agreement as it accommodates provisions for the fulfillment of their obligations pursuant to the SPA; and,

WHEREAS, the Buyer desires to engage the services of SearchPro Corporation, to act as Disbursement Agent for the Buyer, the Seller, and ASG in fulfilling their respective obligations pursuant to the SPA;

NOW THEREFORE, the Buyer, the Seller, and ASG hereby stipulate:

1. The Disbursement Agent may rely on the terms and conditions of the SPA as executed by the Buyer, the Seller and ASG., in fulfilling its responsibilities and obligations set forth herein, and in fulfillment of the obligations of the Buyer, Seller, and ASG established pursuant to the SPA.

2. The Disbursement Agent shall establish an account for the Buyer, Seller and ASG pursuant to this Agreement, or may utilize its existing Client Trust Account for the fulfillment of its obligations hereto.

3. There will be two closings pursuant to the SPA, an Initial Closing on September 12, 2007, and a Final Closing, pursuant to the SPA. The date of the Final Closing is not within the control of the Buyer, the Seller, or ASG, but is controlled and regulated by FINRA and the SEC, and is therefore indeterminate at the Trust Account Effective Date. Only those provisions respective to the two Closings that pertain to the escrow or Client Trust provisions contained in the SPA are intended to be performed by the Disbursement Agent pursuant to this Agreement and the SPA. Any other services required by the Parties of the Disbursement Agent, must be retained separately, by separate engagement. The Disbursement Agent has no obligation to perform any services other than as contemplated herein, nor any obligation to be engaged in the future to perform additional services for the Parties. The Parties are under no obligation to engage the services of the Disbursement Agent, to perform any services other than as contemplated hereby.

4. At the Initial Closing, the Buyer and Seller shall perform their respective obligations pursuant to the SPA. For the purposes of this Agreement, these obligations are summarized in an Initial Closing statement, attached hereto, and incorporated into this Agreement by attachment (the "Initial Closing Statement"), and the escrow exhibit that is a part of the Initial Closing Statement (the "Escrow Exhibit"). All payments of funds made by the Buyer to the Seller or the officers of ASG, or to ASG, or to FINRA's CRD account, or to its own separate capital account for the purposes described in the SPA (the "Payments"), and all securities transferred by the Seller to the Buyer or to the Disbursement Agent, shall be according to the SPA, as summarized by the Initial Closing Statement and Escrow Exhibit. A Final Closing Statement is not provided at the time of this Agreement, and shall be provided to the Disbursement Agent at a reasonably commercial time prior to the Final Closing.

5. Any Payments of funds made by the Buyer as direct payments to the Seller or the officers of ASG, or to ASG, or to FINRA's CRD account, or to its own separate capital account for the purposes described in the SPA, according to the SPA, shall not be controlled by this Agreement, and this Agreement shall have no domain or obligation in respect to any direct Payment of funds from Buyer. Only funds deposited by the Buyer to the Client Trust Account of the Disbursement Agent are subject to this Agreement. Any transfers of securities by the Seller to the Buyer at the Initial Closing shall not be controlled by this Agreement, and this Agreement shall have no domain or obligation in

respect to any transfers of securities concluded at the Initial Closing. Only securities deposited by the Seller to the Client Trust Account of the Disbursement Agent are subject to this Agreement (the "Securities").

6. All funds transferred by the Buyer to the Disbursement Agent at the Initial Closing, or thereafter, at such times as required for the Buyer to fulfill its obligations pursuant to the SPA, or to fulfill requirements of FINRA or the SEC, as applicable, and all Securities transferred to the Disbursement Agent, shall be governed by this Agreement, pursuant to the terms and conditions of the SPA.

7. There shall be no limitations upon the frequency or amount of deposits by the Buyer or the Seller, or ASG, to the Client Trust Account.

8. There shall be no limitations upon the frequency or the number of disbursements from the Client Trust Account to any intended recipient or payee.

9. The amounts of the initial deposits, or subsequent deposits from time to time, of funds by the Buyer to the Client Trust Account shall be pursuant to the Initial Closing Statement, and further pursuant to the SPA. Any amounts of funds deposited to this Client Trust Account are established by the SPA, or subsequently required pursuant to the SPA. The Disbursement Agent shall require written instructions, executed by all of the Buyer, the Seller and ASG, to modify requirements of the SPA relating to the Disbursement Agent, the Client Trust Account, or this Agreement.

10. All amendments or addendums to the SPA executed by the Buyer, Seller and ASG subsequent to the Trust Account Effective Date shall be delivered, with the signatures of the Parties attached, which may be in counterparts, to the Disbursement Agent within 2 business days of their execution, by digital transmission, by fax, or by overnight courier, as applicable. Disbursement Agent shall not be liable for any consequences of actions, or inactions, as a result of the failure by the Parties to promptly comply with this requirement of this Section 10 of this Agreement.

11. All instructions by the Parties to the Disbursement Agent shall be executed by the Buyer, Seller and ASG, which may be effected in counterparts, and shall be consistent and in accordance with the SPA, inclusive of its amendments or addendums timely received by the Disbursement Agent, and in accordance with Section 10 herein.

12. In the event that the Disbursement Agent receives conflicting instructions from any of the Parties that are not consistent and in accordance with the SPA, in its sole determination, inclusive of its amendments or addendums timely received by the Disbursement Agent, the Disbursement Agent shall notify all Parties of the conflict by digital transmission, by fax, and/or by overnight courier, and shall take no action until such conflict is resolved by the Disbursement Agent's receipt of duly executed instructions from each or all of the Parties that contain no conflict. In the event that the conflict is not resolved by the thirtieth (30th) day subsequent to the Disbursement Agent's notification of the Parties of the conflict, the Disbursement Agent, at its sole discretion, may terminate this Agreement (the "Termination Date").

13. In the event of a termination of this Agreement pursuant to Section 12 of this Agreement, the Disbursement Agent shall retain in the Client Trust Account any funds

of the Buyer, and Securities of the Seller, for up to thirty (30) days subsequent to the Termination Date. This time period is intended to allow the Parties to determine the liabilities accrued or *per obligor*, as their obligations are defined in the SPA, or as incurred in the normal course of business of ASG, that may affect the disbursement of funds or Securities in Trust, or offsets to funds on deposit in Trust which may be the obligation, pursuant to the SPA, of the Seller or ASG. The Parties shall use their best good faith commercially reasonable efforts to resolve such obligations in a timely manner no later than the thirtieth (30th) day subsequent to the Termination Date, by instructions to the Disbursement Agent, executed by each or all, of the Parties. On the Thirty-first (31st) day subsequent to the Termination Date, in the absence of instructions intended to disburse the funds and Securities remaining on deposit in the CTA, executed by each or all of the Parties, the Disbursement Agent shall return the remaining funds to the Buyer and the remaining Securities to the Seller. Upon the return of funds and Securities to the Buyer and the Seller subsequent to the Termination Date, the Disbursement Agent shall have no further obligation to, or liability as a result of its actions or inactions, to any of the Parties.

14. The Deposit(s) specific to the Initial Closing shall be released upon the completion of the Initial Closing, pursuant to the SPA and the initial Closing Statement. In the event that the Initial Closing is not effectuated, the Deposit funds shall be released to the Buyer, the Deposit Securities shall be released to the Seller, and neither Seller nor Buyer shall have any further recourse to the Disbursement Agent.

15. Buyer, and Seller or ASG, shall each pay one half of Documentation Fee of Four Hundred dollars ($400.00) to the Disbursement Agent.

16. The Parties hereby appoint Disbursement Agent to act in accordance with the following terms and conditions:

A. Upon receipt of the Deposit from the Buyer (the "CTA Funds"), and the Deposit of the Securities from the Seller, Disbursement Agent shall (i) hold and disburse the Escrowed Funds and Securities as set forth herein, and pursuant to the SPA, inclusive of its Exhibits and amendments and addendums, as applicable. The Initial Closing Statement, inclusive of its exhibits, represents the instructions for the first transactions required of the Disbursement Agent, and the Parties to this Agreement so stipulate; (ii) have no duties or responsibilities other than those expressly set forth herein, or as required pursuant to the SPA, FINRA, the SEC, or any state regulatory agency governing the conduct of, or transferal of interests in, licensed securities broker dealers; (iii) have no duty to enforce, and no liability for any obligation of any person to perform any act, (iv) not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, including, but not limited to, acting on any information which is believed by the Disbursement Agent to be genuine.

B. Upon receipt of like instructions from each or all of the Parties, as described in Section 11 herein, Disbursement Agent shall release the CTA Funds and Securities as directed in the instructions; however, all CTA Funds shall be returned to the Buyer in the event that Disbursement Agent receives: (i) a notice from the Parties of the termination of the SPA; or (ii) no instructions within 30 days of the signing of this Agreement. Except the instructions and conditions referenced herein, the Disbursement Agent shall not

recognize any agreement between or among any of the Parties. The Disbursement Agent shall not be bound by any instructions not signed by the proper Party or Parties.

C. The Buyer shall pay to the Disbursement Agent all reasonable fees and expenses for Disbursement Agent's services hereunder, excluding payment of the Documentation fee, which pursuant to Section 15 herein, is a shared expense of Buyer, and Seller or ASG, and any taxes, including withholding taxes, in respect of income derived from the investment of the CTA Funds or any payment made hereunder. Disbursement Agent shall retain 100% of the interest earned during the time the CTA Funds are held in Trust hereunder.

D. The Buyer, Seller and ASG (each an "Indemnifying Party") hereby agree, jointly and severally, to indemnify and hold harmless the Disbursement Agent against any and all losses, claims, damages, liabilities and expenses, including, reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Disbursement Agent or incurred by the Disbursement Agent hereunder, or in the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. An Indemnifying Party may elect to join in or assume the defense or any claims or litigation against the Disbursement Agent in connection herewith.

E. This Agreement shall terminate on the final disbursement of the CTA Funds and Securities, provided that the obligation of the Parties to indemnify Disbursement Agent shall survive the termination hereof. The Disbursement Agent may resign at any time, and be discharged from it duties as Disbursement Agent hereunder by giving the Parties at least ten (10) business days written notice thereof, and thereupon return all CTA Funds and Securities according to the SPA, or pursuant to the same terms and conditions stated in Section 13 herein.

17. The terms and conditions of this Agreement shall become effective upon the CTA Effective Date, and remain in effect until the earlier of (i) the effectuation of the Final Closing; or, (ii) one hundred eighty (180) days from the signing hereof. This Agreement may be executed in counterparts, or by facsimile transmission.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

BUYER:

Omega Commercial Finance Corp
200 South Biscayne Blvd
Suite 4450
Miami Fl 33131

Authorized Signature

Date: 9/12/07

Print Name: ____________________

SELLER:

The Werner Trust
6555 North Powerline Road
Suite 408
Ft Lauderdale 33109

____
William P. Davis, Esq., Trustee

Date: / /

Print Name: ____________________

BUYER:

William Slivka
XXXXXXXXXXXXXXXX
XXXXXXXXXXX, Florida

Authorized Signature

Date: 10/9/2007

ASG Securities, Inc.

6555 North Powerline Rd.

Suite 408
Fort Laudedale, Fl. 33309

Michael Scillia, Director

Date: September 12, 2007

ASG SECURITIES, Inc. and OMEGA COMMERCIAL FINANCE CORPORATION
AND WILLIAM SLIVKA
CLOSING STATEMENT, DISBURSEMENT SCHEDULE
& Client Trust Account ("CTA") Statement and Schedule
September 12, 2007

AT THE OFFICE OF OMEGA COMMERCIAL FINANCE CORPORATION,
MIAMI, FLORIDA

Total Price Paid for Shares: $60,000 wire out per wire instrx

Stock Certificates: 24,000 Shares,
as follows: 12,000 shares distributed to William Slivka
12,000 shares distributed to Omega Commercial Finance Corporation

Brokerage Fee: $20,000 held by Broker Dealer Market in their client escrow account

Held in Attorney's Trust: 72,000 Shares of ASG for:
36,000 to William Slivka
36,000 to Omega Commercial Finance Corp

$50,500, in cleared funds, for application as follows:

$25,000 for payment to First Southwest Co., Buyer's Selected Clearing Company.

$6,500 to be deposited in Firm Capital Account controlled by Buyer immediately following Initial Closing;

$3,000 in CTA toward payment of FINOP'S Focus Filing Fees;

$1,000 for initial deposit to ASG CRD account, in amounts coincident with costs of registrations;

$10,000 for payment to Lauderdale Consulting Corp., for payment pursuant to Employment Agreement with Michael Scillia;

$3,500 for payment to George TenPow for payment pursuant to Employment Agreement;

$1,500 for payment to Vera Reid pursuant to Employment Agreement.

FOR DISBURSEMENT AT CLOSING:

1) To: ASG Securities, Inc. For Werner Trust, or Designee	1) Evidence of $30,000, minimum needed for operating account pursuant to FINRA rules; 2) Evidence of the $50,500 as described above to be held in CTA 3) Wire of $60,000. 00 Wire #1	
2) Broker Dealer Market, Inc., Fee due at Initial Closing	Instructions to release $20,000 in their client escrow account vs. their release of claims	
3) George TenPow	$3,700	Check #1 per Employment Agr.
4) Michael Scillia; Expense reimbursement for 1017 costs	$500	Check #2 per Employment Agr.
5) Lauderdale Consulting Corporation	$10,000	Wire #2 per Employment Agr.
6) Vera Reid	$1,700	Check #3 per Employment Agr.

To be held by: Client Trust Account of SearchPRO Corporation:

1) 72,000 Shares of ASG Securities, Inc.
2) $50,500

All assets held in CTA subject to disbursement pursuant to the SPA of September 7, 2007.

CTA Disbursement Agent has the consent of ASG and Seller relative to the redeposit of the $6,500 for net capital to a bank account, immediately following the Initial Closing, at the Buyers control and choice of institution.
CTA Disbursement Agent has the consent of ASG and Seller relative to the redeposit of the $25,000 for the Clearing company deposit, at the earliest time available to the Buyer as determined by the Clearing Co.

William Slivka
Individually

Jon S. Cummings IV,
President, Omega

Michael Scillia, Director,
ASG

William P Davis, Esq., Trustee

EXHIBIT ESCROW

EXHIBIT TO THE CLOSING STATEMENT 9/12/2007

TOTAL DIRECT WIRES		**$70,000**
PURCHASE STOCK	DIRECT WIRE	$60,000
LAUDERDALE CONS CORP	DIRECT WIRE	$10,000
TOTAL DIRECT CHECKS		**$5,900**
	TENPOW	$3,700
	REID	$1,700
	SCILLIA	$500
TOTAL CHECKS AND WIRES		**$75,900**
DEPOSIT TO ESCROW		**$50,500**
NET CAPITAL FOR CAP ACCT	DEP to Bank acct	$6,500
FINOP future Focus filings	interim period	$3,000
for CRD filing fees&states	as incurred	$1,000
george tenpow 2nd 50% of $7k	labor on 1017	$3,500
vera reid 2nd 50% of $3k	labor on 1017	$1,500
LCC 2nd 50% of $20K	exec rep/labor1017	$10,000
clearing deposit	first southwest	$25,000
TOTAL DEPOSITS, CHECKS, & WIRES		**$126,400**